UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2017

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2017, The Nasdaq Stock Market (“Nasdaq”) notified Galena Biopharma, Inc. (the “Company”) that, while the Company had not regained compliance with the minimum bid price requirement, it was eligible for an additional 180-day grace period, or until March 19, 2018, to regain compliance with the $1.00 per share minimum bid price requirement.

As previously reported, on March 24, 2017, the Company received a notice from Nasdaq stating that the closing bid price for the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company was therefore not in compliance with the requirements for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until September 20, 2017, to regain compliance with this minimum bid price requirement.

Nasdaq’s determination to grant an additional 180-day grace period was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day grace period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed. Under Nasdaq Rule 5810(c)(3)(F), Nasdaq may, in its discretion require the Company to maintain a minimum bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining the Company has demonstrated an ability to maintain long-term compliance. If the Company does not regain compliance with the minimum bid price requirement by March 19, 2018, Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted. Upon receipt of such delisting letter, the Company may appeal the Nasdaq staff’s determination to the Hearings Panel, which will stay the delisting process pending the decision of the Panel. At the hearing, the Company will be required to provide a plan to regain compliance. If the Panel decides to continue with delisting of the Company, the Panel’s decision may be appealed to the Nasdaq Listing and Hearing Review Council but such appeal will not stay the delisting process.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	September 25, 2017	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghighlieri Interim Chief Executive Officer and Chief Financial Officer